UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2012

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                                                Regulation FD Disclosure.

AmerisourceBergen Corporation (“Registrant”) will hold its annual Investor Day Meeting in New York City on December 12, 2012 at 12:30 p.m. Eastern Standard Time.

In a news release, issued on December 12, 2012, the Registrant announced that it will reaffirm its previous fiscal year 2013 earnings guidance at its Investor Day Meeting to be held in New York City.  The Registrant continues to expect diluted earnings per share from continuing operations for fiscal year 2013 to be in a range of $3.06 to $3.16.  The key assumptions supporting the diluted earnings per share from continuing operations range for fiscal year 2013 include:  revenue growth of between 6 percent and 9 percent; operating income growth in the 3 percent to 5 percent range; an operating margin decline in the high single to low double-digit basis points range and free cash flow in the range of $750 million to $850 million, which includes capital expenditures in the $180 million range.  Subject to market conditions, the Registrant expects to spend at least $200 million to repurchase its common shares in fiscal year 2013.

The news release issued on December 12, 2012 is furnished as Exhibit 99.1 to this report and the slides that the Registrant will present at the Investor Day Meeting are furnished as Exhibit 99.2 to this report. Exhibits 99.1 and 99.2 are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1                                     News Release, dated December 12, 2012, regarding Registrant’s guidance for fiscal year 2013.

99.2                                     Slides for Investor Day Meeting held on December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 12, 2012	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer